UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2019

Imaging3, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50099	95-4451059
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

10866 Wilshire Blvd. Los Angeles, CA 90024

(Address of Principal Executive Offices) (Zip Code)

(310) 575-1175

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreements.

1. Greenberg Glusker Settlement.

On Friday July 5, 2019 the Company and Greenberg Glusker Fields Claman & Machtinger, LLP executed a Settlement Agreement (the “Greenberg Settlement Agreement”), a copy of which is attached hereto as Exhibit #1, with its former bankruptcy counsel and largest trade creditor Greenberg Glusker Fields Claman & Machtinger LLP (“GG”). The Greenberg Settlement Agreement calls for IGNG/Grapefruit to liquidate the outstanding GG balance of $1,245,380.00 (the “Balance”) by the payment of $204,000 to GG in three payments of $68,000.00 to be made by no later than November 30, 2019 and the immediate issuance of 6,351,126 IGNG common shares (The “Settlement Shares”) at an agreed value of $.164 per share to GG. The Settlement Shares will be the subject of a Section 3(a)(10) of the Securities Act of 1933 action (the “3(a)(10) Action”) to be expeditiously filed by GG, by which the Court hearing the 3(a)(1) action will be asked to approve the Agreement and after such approval the Settlement Shares shall be immediately eligible for resale in the public markets. The Greenberg Settlement Agreement calls for the issuance of “Make Whole” shares to GG, if after the sale of all the Settlement Shares by GG in the public market it fails to realize sufficient funds to liquidate the balance. The Greenberg Settlement Agreement also contains a “leak out” provision limiting sales of the Settlement Shares by GG to insure that such sale do not disrupt the market for IGNG shares while such shares are being liquidated.

2. Final Closing of Grapefruit Acquisition.

On Wednesday July 10, IGNG finally closed the Share Exchange after the completion of all conditions subsequent contemplated by the Share Exchange Agreement among the parties thereto (the “SEA”), a copy of which is attached hereto as Exhibit #2, including the execution of the Greenberg Settlement Agreement as set forth above, by which IGNG was acquired in a reverse acquisition (the “Acquisition”) by the former shareholders of Grapefruit Boulevard Investments, Inc (“Grapefruit”)., a California corporation and privately held cannabis products company based in Westwood, Los Angeles, CA. Under the terms of the SEA executed on May 31, 2019 IGNG became obligated to issue to Grapefruit’s existing shareholders that number of newly issued restricted IGNG common shares such that the former Grapefruit shareholders (now new IGNG shareholders) will own approximately 81% of the post-Acquisition IGNG common shares and the current IGNG shareholders will retain 19% of the post-Acquisition IGNG common shares. At the time of the execution of the SEA, IGNG had approximately eighty-five million two hundred eighteen thousand two hundred forty nine (85,218,249) outstanding shares of common stock. Therefore IGNG will shortly, after the final closing of the Acquisition, issue to Grapefruit’s shareholders approximately three hundred sixty-three million two hundred eighteen thousand two hundred forty nine (363,218,249) IGNG common shares to Grapefruit’s current shareholder on a pro rata basis with their current ownership of Grapefruit of which Bradley Yourist and Daniel J. Yourist will own a combined 72.26% or approximately two hundred sixty two million four hundred sixty one million five hundred seven 262,461,507 shares. In addition, shortly after the closing, IGNG will issue approximately twenty three million one hundred nine thousand seven hundred fourteen 23,109,714 new restricted common shares to an advisor to Grapefruit in connection with structuring of the Acquisition and the Investment. As a result, at the conclusion of the Acquisition, IGNG will have a total of approximately four hundred seventy one million six hundred twenty six thousand eight hundred fourteen 471,626,814 common shares issued and outstanding.

3. Closing of the Auctus Investment.

On May 31, 2019, the Company executed a Securities Purchase Agreement (the “SPA”), and related documents, copies of which are attached hereto as Exhibit #3, with Auctus Fund, LLC of Boston MA (the “Investor”) pursuant to the terms of which IGNG will sell $4,000,000 of Convertible Notes (the “Notes”) and issue $6,200,000 of callable warrants (“the Warrants”) to the Investor. Pursuant to the SPA, Auctus will purchase the $4,000,000 of Notes from IGNG in four tranches as follows: $600,000.00 at the SPA closing, which funds were wired to IGNG on June 6, 2019; the second tranche of $1,400,000.00 will be funded by Auctus on the day IGNG files its required registration statement on Form S-1 registering the IGNG shares underlying tranches 1 and 2 (the “Registration Statement”); the third tranche will be funded the day the SEC declares the Registration Statement effective (the “Effective Date”) and the fourth tranche will be funded 90 Days after the Effective Date. The Notes have a two year term and will bear interest at 10%. The notes are redeemable at any time between the date of issuance and maturity at 150% of face value. The Notes will be convertible into shares of IGNG common stock at 95% of the mathematical average of the five lowest trading prices for IGNG common stock on the OTCQB for the period from the Closing to the maturity date of the Note being converted less $0.01 for conversions at less than $0.15 and less $0.02 for conversions at more than $0.15.

2

In addition to the Notes, at the closing IGNG will issue to the Investor a warrant to purchase 16,000,000 shares of its common stock at $0.125 per share, a warrant to purchase 15,000,000 shares at $0.15 per share and a warrant to purchase 8,000,000 shares at $0.25 per share (collectively, the “Warrants”). The Warrants are “cash only” and are callable if IGNG stock trades on the OTCQB at 200% or more of a given exercise price for 5 consecutive days. All told, upon payment of all four tranches of the Notes and exercise of all of the Warrants the Company will realize gross process of $10.25 Million to the Company.

Items 5.01. Change in Control of Registrant.

On the signing of the SEA on May 3, 2019 IGNG became obligated on the final closing of the SEA to issue the shares set forth in Item 101, Section 2 above and control of the Company shifted from John Hollister, Jeffrey Peterson and George Zdusiak to Bradley J. Yourist and Daniel J. Yourist pursuant to the SEA and the Yourist’s right to be issued 262,461,505 IGNG common shares at the final closing of the SEA which occurred on July 10, 2019.

Item 5.02. Departure of Directors and Officers. Appointment of Officers and Directors.

On June 3, 2019 the ING Board of Directors appointed Bradley J. Yourist and Daniel J. Yourist to the IGNG board of Directors, Bradley J. Yourist CEO, President and Board Chairman and Daniel J. Yourist COO and Corporate Secretary. Thereafter, George Zdusiak resigned as a Director of the Company, effective immediately, John Hollister resigned as CEO, effective immediately, Kenneth J. Biehl resigned as an Officer of the Company and Jeffery N. Peterson resigned as Board Chairman, effective immediately and as a Director effective the 10th day following the Company’s filing of a Schedule 14F-1which filing occurred on July 11, 2019.

Neither Bradley J Yourist nor Daniel J. Yourist would answer affirmatively to any of the sections of Regulation S-K Item 401 (d) or (f) or Item 404 (a) or (b).

Item 9.01 Financial Statements and Exhibits

Exhibits

Exhibit #1. Greenberg Settlement Agreement.

Exhibit #2. Share Exchange Agreement.

Exhibit #3. Securities Purchase Agreement and related documents

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Imaging3, Inc.

	By	/s/ Bradley J. Yourist
	Name:	Bradley J. Yourist
	Title:	CEO and Director
Date: July 15, 2019

4